Exhibit 99.2

                            CERTIFICATION PURSUANT TO
                              18 USC, SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the annual report of Genesis Companies Group, Inc. (the "Company") on Form 10-KSB for the fiscal year ended December 31, 2002, as filed with the Securities and Exchange Commission (the "Report"), I, Wm. Ernest
Simmons,  the Chief  Executive  Officer of the  Company,  certify,  pursuant  to
Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), that to the best of my knowledge:

     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Dated:  March 31, 2003              s/Wm. Ernest Simmons
                                   ---------------------------------------------
                                   Wm. Ernest Simmons, Chief Executive
                                   Officer and Chief and Chief Financial Officer


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